Exhibit 4.1

PROVISIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF
STARTON EXCHANGECO INC.

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

Article 1
INTERPRETATION

1.1	In these share provisions, unless the context otherwise requires:

“affiliate” has the meaning ascribed thereto in the NI 45-106;

“Arrangement” means the arrangement of Starton Canada under Section 288 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 6.1 of the Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to both Starton Canada and Starton Holdings, each acting reasonably);

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Beneficiaries” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

“Board of Directors” means the board of directors of the Corporation;

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Toronto, Ontario or Vancouver, British Columbia;

“Callco” means Starton Callco ULC, a corporation existing under the laws of the Province of British Columbia, and a wholly-owned Subsidiary of Starton Holdings;

“Callco Call Notice” has the meaning ascribed thereto in Section 6.3;

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the amount obtained by multiplying  the Foreign Currency Amount by  the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“CDS” has the meaning ascribed thereto in the Plan of Arrangement;

“Common Shares” means the common shares in the capital of the Corporation;

“Corporation” means Starton Exchangeco Inc., a corporation existing under the laws of the Province of British Columbia;

“Court” means the Supreme Court of British Columbia;

“Current Market Price” means, in respect of a Starton Holdings Share on any date, the Canadian Dollar Equivalent of the average of the closing prices (if available) of Starton Holdings Shares on the Stock Exchange during a period of 20 consecutive trading days ending on the third trading day before such date; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Starton Holdings Shares during such period does not create a market which reflects the fair market value of a Starton Holdings Share, then the Current Market Price of a Starton Holdings Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

“Dividend Amount” means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder;

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under the Voting and Exchange Trust Agreement;

“Exchangeable Shares” means the exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set out herein;

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Starton Holdings Shares;

“Final Order” means the final order of the Court pursuant to Section 291(4) of the BCBCA, in a form acceptable to Starton Canada and Starton Holdings, each acting reasonably, approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

“Governmental Entity” means:  any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, ministry, bureau or agency, domestic or foreign;  any stock exchange, including the Stock Exchange;  any subdivision, agent, commission, board or authority of any of the foregoing; or  any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“holders” means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

“Liquidation Amount” has the meaning ascribed thereto in Section 5.1;

“Liquidation Call Purchase Price” has the meaning ascribed thereto in Section 5.4;

“Liquidation Call Right” has the meaning ascribed thereto in Section 5.5;

“Liquidation Date” has the meaning ascribed thereto in Section 5.1;

“Stock Exchange” means the NASDAQ Capital Market or if the Starton Holdings Shares are not then listed on the NASDAQ Capital Market, the principal exchange on which the Starton Holdings Shares are then listed;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement of Starton Canada, substantially in the form approved by each of the board of directors of Starton Canada and Starton Holdings, and any amendments or variations thereto made in accordance with Section 6.1 of the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of Starton Canada and Starton Holdings, each acting reasonably;

“Purchase Price” has the meaning ascribed thereto in Section 6.3;

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7.4;

“Redemption Call Right” has the meaning ascribed thereto in section 7.4;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7, which date shall be no earlier than the fifth anniversary of the Effective Date, unless:

(a)	the number of Exchangeable Shares outstanding is fewer than 5% of the Exchangeable Shares issued on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares) in which case the Board of Directors may accelerate such redemption date to such date prior to the [fifth] anniversary of the Effective Date as it may determine, upon at least 60 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee;

(b)	an Exchangeable Share Voting Event is proposed and the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action;

(c)	an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action; or

(d)	a Starton Holdings Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Starton Holdings Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Starton Holdings Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days’ prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Redemption Price” has the meaning ascribed thereto in Section 7.1;

“Retracted Shares” has the meaning ascribed thereto in Section 6.1(a);

“Retraction Call Right” has the meaning ascribed thereto in Section 6.1(c);

“Retraction Date” has the meaning ascribed thereto in Section 6.1(b);

“Retraction Price” has the meaning ascribed thereto in Section 6.1;

“Retraction Request” has the meaning ascribed thereto in Section 6.1;

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Stamp Taxes” means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by these share provisions;

“Starton Canada” means Starton Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia;

“Starton Holdings” means Starton Holdings, Inc., a corporation existing under the laws of the State of Delaware;

“Starton Holdings Control Transaction” shall be deemed to have occurred if:

(a)	any Person, firm or corporation that holds voting securities representing less than 50 per cent of the total voting power of all of the then outstanding voting securities of Starton Holdings on a fully diluted basis acquires (including by way of scheme of arrangement) directly or indirectly any voting security of Starton Holdings and immediately after such acquisition, the acquirer has voting securities representing more than 50 per cent of the total voting power of all the then outstanding voting securities of Starton Holdings on a fully-diluted basis;

(b)	the shareholders of Starton Holdings shall approve a merger, consolidation, recapitalization or reorganization of Starton Holdings, other than any such transaction which would result in the holders of outstanding voting securities of Starton Holdings immediately prior to such transaction having at least 75 per cent of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction;

(c)	the shareholders of Starton Holdings shall approve a liquidation of Starton Holdings; or

(d)	Starton Holdings agrees to sell or dispose of all or a substantial portion of its assets (i.e., 66 2/3 per cent or more in fair market value of the total assets of Starton Holdings);

“Starton Holdings Dividend Declaration Date” means the date on which dividends or distributions are declared on the Starton Holdings Shares;

“Starton Holdings Shares” means the common shares of Starton Holdings;

“Subsidiary” has the meaning ascribed thereto in the NI 45-106;

“Support Agreement” means an agreement to be made between Starton Holdings, the Corporation and Callco substantially in the form and content approved by each board of directors of the parties thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Transfer Agent” means Computershare Investor Services Inc. or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

“Trustee” means the trustee to be chosen by Starton Holdings and Starton Canada, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

“U.S. GAAP” means U.S. generally accepted accounting principles.

“U.S. Holder” means a holder of securities who is in the United States of America, its territories or possessions, any State of the United States or the District of Columbia, but does not include any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Voting and Exchange Trust Agreement” means an agreement to be made between Starton Holdings, the Corporation, Callco and the Trustee substantially in the form and content approved by each board of directors of the parties thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.2	The division of these share provisions into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of these share provisions. Unless the contrary intention appears, references in these share provisions to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in these share provisions.

1.3	In these share provisions, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4	If the date on which any action is required to be taken hereunder by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Unless otherwise stated, all accounting terms used in these share provisions shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature required to be made shall be made in accordance with U.S. GAAP consistently applied.

Article 2
RANKING OF EXCHANGEABLE SHARES

2.1	The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

Article 3
DIVIDENDS

3.1	A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Starton Holdings Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(a)	in the case of a cash dividend or distribution declared on the Starton Holdings Shares, in an amount in cash for each Exchangeable Share equal to, and in the currency of, or the Canadian Dollar Equivalent (calculated on the declaration date for such cash dividend or distribution declared on the Starton Holdings Shares) of, the cash dividend or distribution declared on each Starton Holdings Share on the Starton Holdings Dividend Declaration Date;

(b)	in the case of a stock or share dividend or other distribution declared on the Starton Holdings Shares to be paid in Starton Holdings Shares, by the issue by the Corporation of such number of Exchangeable Shares (with nominal paid-up capital for the purposes of the Income Tax Act (Canada)) for each Exchangeable Share as is equal to the number of Starton Holdings Shares to be paid on each Starton Holdings Share unless in lieu of such stock dividend or other distribution the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

(c)	in the case of a dividend or other distribution declared on the Starton Holdings Shares in property other than cash or Starton Holdings Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend or other distribution on each Starton Holdings Share.

Such dividends or other distributions shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends or other distributions, out of authorized but unissued shares of the Corporation or through the subdivision of outstanding Exchangeable Shares, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends or other distributions referred to in this Section 3.1.

3.2	Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or other distributions contemplated by Section 3.1(a), and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the holder shall be issued in respect of any stock or share dividends or other distributions contemplated by Section 3.1(b) and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock or share dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Corporation in such manner as it shall determine, and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend or other distribution that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or other distribution was payable.

3.3	The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Starton Holdings Shares.

3.4	If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 3.1, the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

3.5	The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1(b) and (c), and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock or share dividend or other distribution payable in Starton Holdings Shares, the number of Starton Holdings Shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Starton Holdings Shares previously outstanding;

(b)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Starton Holdings Shares (or securities exchangeable for or convertible into or carrying rights to acquire Starton Holdings Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Starton Holdings Share and the Current Market Price of a Starton Holdings Share;

(c)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Starton Holdings of any class other than Starton Holdings Shares, any rights, options or warrants other than those referred to in Section 3.5(b), any evidences of indebtedness of Starton Holdings or any non-cash assets of Starton Holdings), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Starton Holdings Share and the Current Market Price of a Starton Holdings Share;

(d)	in the case of any subdivision, redivision or change of the then outstanding Starton Holdings Shares into a greater number of Starton Holdings Shares or the reduction, combination, consolidation or change of the then outstanding Starton Holdings Shares into a lesser number of Starton Holdings Shares or any amalgamation, merger, reorganization or other transaction affecting Starton Holdings Shares, the effect thereof upon the then outstanding Starton Holdings Shares; and

(e)	in all such cases, the general taxation consequences of the relevant event to owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such owners determined as if they had held Starton Holdings Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

Article 4
CERTAIN RESTRICTIONS

4.1	So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2:

(a)	pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)	redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(d)	issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or pursuant to a shareholders rights plan adopted by the Corporation.

The restrictions in this Section 4.1 shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared on and paid on the Starton Holdings Shares prior to the date of any such event referred to in this Section 4.1 shall have been declared and paid on the Exchangeable Shares.

Article 5
DISTRIBUTION ON LIQUIDATION

5.1	In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Callco of the Liquidation Call Right (which shall itself be subject to the sale and purchase contemplated by the Automatic Exchange Right), a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the “Liquidation Amount”) equal to the sum of the Current Market Price of a Starton Holdings Share on the last Business Day prior to the Liquidation Date, which shall, in the case of a holder of Exchangeable Shares, be satisfied in full by the Corporation causing to be delivered to such holder one Starton Holdings Share and, in any other case, by a payment in cash from the Corporation, plus an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2	On or promptly after the Liquidation Date, and provided that the sale and purchase contemplated by the Automatic Exchange Right has not occurred and that the Liquidation Call Right has not been exercised by Callco, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the by-laws of the Corporation, as applicable, together with such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be satisfied by delivery to each holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of in the case of a holder of Exchangeable Shares, the Starton Holdings Shares to which such holder is entitled (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) or, in any other case, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation, and if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld under Section 13.3). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates and other required documents and payments in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time promptly after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of such Exchangeable Shares after such deposit shall be limited to receiving, without interest, their proportionate part of the total Liquidation Amount so deposited for such Exchangeable Shares and all dividends and other distributions with respect to the Starton Holdings Shares to which such holders are entitled with a record date on or after the Liquidation Date and before the time at which such holders become the holders of such Starton Holdings Shares, provided that a corresponding amount has not been received by such holders on their Exchangeable Shares (in each case less any amounts withheld under Section 13.3) against presentation and surrender of the certificates for such Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Starton Holdings Shares delivered to them or the custodian on their behalf.

After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation. Notwithstanding any other provision of this Article 5, the Corporation may elect that instead of delivering or causing to be delivered Starton Holdings Shares to a U.S. Holder of Exchangeable Shares, it shall instead deliver or cause to be delivered to such U.S. Holder the net cash proceeds (less any amounts withheld under Section 13.3) derived from the sale of the appropriate number of Starton Holdings Shares outside the United States to the extent that such sale may be effected in accordance with an exemption from registration under the U.S. Securities Act, unless the Corporation has determined in its sole judgment that the offer and sale of Starton Holdings Shares in exchange for the Exchangeable Shares held by U.S. Holders is exempt from, or not subject to, the registration requirements of the U.S. Securities Act and any applicable state “blue sky” securities laws.

5.3	Callco shall have the overriding right (the ”Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to section 5.1 of these share provisions, and subject to the sale and purchase contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each such holder of an amount per Exchangeable Share (the “Liquidation Call Purchase Price”) equal to the sum of, (i) the Current Market Price of a Starton Holdings Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco causing to be delivered for each such Exchangeable Share to such holder one Starton Holdings Share, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco. Notwithstanding the foregoing, Callco may elect that instead of delivering or causing to be delivered Starton Holdings Shares to a U.S. Holder of Exchangeable Shares, it shall instead deliver or cause to be delivered to such U.S. Holder the net cash proceeds (less any amounts withheld pursuant to Section 4.7) derived from the sale of the appropriate number of Starton Holdings Shares outside the United States to the extent that such sale may be effected in accordance with an exemption from registration under the U.S. Securities Act, unless Callco has determined in its sole judgment that the offer and sale of Starton Holdings Shares in exchange for the Exchangeable Shares held by U.S. Holders is exempt from, or not subject to, the registration requirements of the U.S. Securities Act and any applicable state “blue sky” securities laws.

5.4	To exercise the Liquidation Call Right, Callco must notify the Transfer Agent as agent for the holders of Exchangeable Shares and the Corporation of Callco’s intention to exercise such right at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

5.5	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Starton Holdings Shares deliverable by Callco (or effect the necessary electronic transfers in respect of such number of Starton Holdings Shares) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares less any amounts withheld on account of tax pursuant to Article 13 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date, each holder of Exchangeable Shares shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, its proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Starton Holdings Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the Articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver or cause to be delivered to such holder, certificates representing the Starton Holdings Shares to which the holder is entitled (or effect the necessary electronic transfers in respect of such number of Starton Holdings Shares) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Article 13 hereof. For greater certainty, if Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to section 5.2 hereof.

Article 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1	A holder of Exchangeable Shares other than a U.S. Holder shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of the Current Market Price of a Starton Holdings Share on the last Business Day prior to the Retraction Date (the “Retraction Price”), which shall, in the case of a holder of Exchangeable Shares, be satisfied in full by the Corporation causing to be delivered to such holder one Starton Holdings Share for each Exchangeable Share presented and surrendered by the holder and, in any other case, by a payment in cash from the Corporation, together with, on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the by-laws of the Corporation, as applicable, together with such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto:

(a)	specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(b)	stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

(c)	acknowledging the overriding right (the “Retraction Call Right”) of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3.

6.2	Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall deliver or cause to be delivered to such holder the Starton Holdings Shares (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), in the case of a holder, or the payment in cash, in any other case, to which such holder is entitled as a result of such Retraction Request and, on the designated payment date therefor, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of any declared and unpaid dividends on the Retracted Shares for which the record date was prior to the Retraction Date and the payment date was after the Retraction Date (in each case less any amounts withheld under Section 13.3).

If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3	Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the “Callco Call Notice”) within five Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and on the Retraction Date, Callco shall purchase from such holder and such holder shall sell to Callco the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the sum of the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Corporation on or before the designated payment date therefor, any Dividend Amount. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4	The Corporation or Callco, as the case may be, shall deliver (or cause the Transfer Agent to deliver) to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, in the case of a holder of Exchangeable Shares, the Starton Holdings Shares to which such holder is entitled (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request and, in any other case, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, in an amount equal to the Retraction Price, together with, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, in an amount equal to declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price and unpaid dividends or the total Purchase Price, as the case may be, in each case, less any amounts withheld under Section 13.3, and such delivery of such Starton Holdings Shares and cheques on behalf of the Corporation or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price and declared and unpaid dividends or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any amounts withheld under Section 13.3).

6.5	On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive his proportionate part of the total Retraction Price and declared and unpaid dividends or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price and declared and unpaid dividends or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price and declared and unpaid dividends or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price and declared and unpaid dividends or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be considered and deemed for all purposes to be a holder of the Starton Holdings Shares delivered to it.

6.6	Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes, after due enquiry, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any such case, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 on a pro rata basis in proportion to the total number of Exchangeable Shares tendered for retraction and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 and that Callco has not exercised the Retraction Call Right with respect to the Retracted Shares, the inability of the Corporation to redeem all of the holder’s Retracted Shares shall be treated as an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) to be dealt with as provided for in the Voting and Exchange Trust Agreement.

6.7	A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

Article 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1	Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the sum of the Current Market Price of one Starton Holdings Share on the last Business Day prior to the Redemption Date (the “Redemption Price”), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares, in the case of a holder of Exchangeable Shares, one Starton Holdings Share for each Exchangeable Share held by such holder, together with, the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2	In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Starton Holdings Control Transaction), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Starton Holdings Control Transaction, the written notice of redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3	On or promptly after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the by-laws of the Corporation, as applicable, together with such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of shareholders of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of in the case of a holder of Exchangeable Shares, the Starton Holdings Shares to which such holder is entitled (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), and if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld under Section 13.3. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends (except as otherwise provided in this Section 7.3) on the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld under Section 13.3. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect of which such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited and all dividends and other distributions with respect to the Starton Holdings Shares to which such holders are entitled with a record date on or after the Redemption Date and before the time at which such holders become the holders of such Starton Holdings Shares, provided that a corresponding amount has not been received by such holders on their Exchangeable Shares (in each case less any amounts withheld under Section 13.3), against presentation and surrender of the certificates for such Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Starton Holdings Shares delivered to them or the custodian on their behalf.

Notwithstanding any other provision of this Article 7, the Corporation may elect that instead of delivering or causing to be delivered Starton Holdings Shares to a U.S. Holder of Exchangeable Shares, it shall instead deliver or cause to be delivered to such U.S. Holder the net cash proceeds (less any amounts withheld under Section 13.3) derived from the sale of the appropriate number of Starton Holdings Shares outside the United States to the extent that such sale may be effected in accordance with an exemption from registration under the U.S. Securities Act, unless the Corporation has determined in its sole judgment that the offer and sale of Starton Holdings Shares in exchange for the Exchangeable Shares held by U.S. Holders is exempt from, or not subject to, the registration requirements of the U.S. Securities Act and any applicable state “blue sky” securities laws.

7.4	Callco shall have the overriding right (the ”Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to section 7.1 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the ”Redemption Call Purchase Price”) equal to the sum of (i) the Current Market Price of a Starton Holdings Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco causing to be delivered for each such Exchangeable Share to such holder one Starton Holdings Share, plus any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

7.5	To exercise the Redemption Call Right, Callco must notify the Transfer Agent and the Corporation of Callco’s intention to exercise such right at least 60 days before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

7.6	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Starton Holdings Shares deliverable by Callco (or effect the necessary electronic transfers in respect of such number of Starton Holdings Shares) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, less any amounts withheld on account of tax pursuant to Article 13 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date, each holder of Exchangeable Shares shall cease to be a holder of Exchangeable Shares, and the rights of each holder of Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Starton Holdings Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA, the Articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, certificates representing the Starton Holdings Shares to which the holder is entitled (or effect the necessary electronic transfers in respect of such number of Starton Holdings Shares) and a cheque or cheques payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld on account of tax pursuant to Article 13 hereof. For greater certainty, if Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation pursuant to section 7.3 hereof.

Article 8
PURCHASE FOR CANCELLATION

8.1	Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares and shall be entitled to pay and satisfy the purchase price through the issuance of Common Shares or any other shares ranking junior to the Exchangeable Shares or otherwise as the Corporation may determine.

8.2	Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this Section 8.2 more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

Article 9
VOTING RIGHTS

9.1	Except as required by applicable law and by Article 10, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of Exchangeable Shares shall not be entitled to class votes except as required by applicable law.

Article 10
AMENDMENT AND APPROVAL

10.1	The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2	Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which at least two individuals who are Exchangeable Shareholders or duly authorized representatives of corporate shareholders are personally present or represented by proxy and representing Exchangeable Shares aggregating not less than 10% of the outstanding Exchangeable Shares carrying the right to vote at that meeting; provided that if at any such meeting the holders of less than 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy within one-half hour after the time appointed for such meeting, then such meeting shall be adjourned and be reconvened on such date as is not less than five days thereafter and at such time and place as may be designated by the Chairman of such meeting. At such reconvened meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

Article 11
RECIPROCAL CHANGES, ETC. IN RESPECT OF Starton Holdings SHARES

11.1	The Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Starton Holdings or its affiliates are outstanding, Starton Holdings will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2:

(a)	issue or distribute Starton Holdings Shares (or securities exchangeable for or convertible into or carrying rights to acquire Starton Holdings Shares) to the holders of all or substantially all of the then outstanding Starton Holdings Shares (other than any holder of Starton Holdings Shares which is the Trustee) by way of a stock or share dividend or other distribution, other than an issue of Starton Holdings Shares (or securities exchangeable for or convertible into or carrying rights to acquire Starton Holdings Shares) to holders of Starton Holdings Shares who exercise an option to receive dividends in Starton Holdings Shares (or securities exchangeable for or convertible into or carrying rights to acquire Starton Holdings Shares) in lieu of receiving cash dividends or pursuant to any dividend reinvestment plan or similar arrangement;

(b)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Starton Holdings Shares (other than any holder of Starton Holdings Shares which is the Trustee) entitling them to subscribe for or to purchase Starton Holdings Shares (or securities exchangeable for or convertible into or carrying rights to acquire Starton Holdings Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Starton Holdings Shares (other than any holder of Starton Holdings Shares which is the Trustee):

(i)	securities of Starton Holdings of any class other than Starton Holdings Shares (other than securities convertible into or exchangeable for or carrying rights to acquire Starton Holdings Shares);

(ii)	rights, options or warrants other than those referred to in Section 11.1(b);

(iii)	evidences of indebtedness of Starton Holdings; or

(iv)	assets of Starton Holdings,

unless the economic equivalent of such Starton Holdings Shares (or securities exchangeable for or convertible into or carrying rights to acquire Starton Holdings Shares) rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed or otherwise provided simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to the issuance or distribution of Starton Holdings Shares by Starton Holdings in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Plan of Arrangment.

11.2	Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Starton Holdings or its affiliates are outstanding, Starton Holdings will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2:

(a)	subdivide, redivide or change the then outstanding Starton Holdings Shares into a greater number of Starton Holdings Shares (except as contemplated in the Plan of Arrangement);

(b)	reduce, combine, consolidate or change the then outstanding Starton Holdings Shares into a lesser number of Starton Holdings Shares; or

(c)	reclassify or otherwise change the Starton Holdings Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Starton Holdings Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Starton Holdings in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Plan of Arrangement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2.

11.3	If Starton Holdings, at any time after the date hereof, consummates any transaction (whether by way of reconstruction, recapitalization, reorganization, consolidation, arrangement, merger, transfer, sale, lease, tender offer, take-over bid or otherwise) whereby all or substantially all of its undertaking, property and assets would, directly or indirectly, become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other Person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Starton Holdings are entitled to receive shares or other ownership interests in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Starton Holdings are entitled to receive an interest) is herein called the “Starton Holdings Successor”) then, provided that the Starton Holdings Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to assume the obligations of Starton Holdings thereunder to the satisfaction of the Board of Directors, all references herein to Starton Holdings Shares shall be deemed to be references to the shares of the Starton Holdings Successor which has assumed the obligations of Starton Holdings and all references to Starton Holdings shall be to the Starton Holdings Successor, without the requirement for any amendment to the terms and conditions of the Exchangeable Shares or any further action whatsoever. Without limiting the generality of the foregoing and for greater certainty, if a transaction described in this Section 11.3 results in holders of Exchangeable Shares being entitled to exchange, redeem or retract their Exchangeable Shares for shares of a Starton Holdings Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s). For greater certainty, this Section 11.3 does not apply to a Starton Holdings Control Transaction contemplated in paragraph (d) of the definition of Redemption Date.

Article 12
ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1	The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Starton Holdings, Callco and the Corporation with all provisions of the Support Agreement applicable to Starton Holdings, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2	The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or any waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b)	making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)	making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

Article 13
LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1	The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the automatic exchange thereunder).

13.2	Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder, shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

13.3	The Corporation, Callco, Starton Holdings and the Transfer Agent shall be entitled to deduct and withhold from any dividend, distribution or other consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco, Starton Holdings or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or is entitled to withhold under Section 116 of the Income Tax Act (Canada) or any corresponding provisions of foreign or provincial law (including, but not limited to, Chapter 3, Chapter 4 and the backup withholding tax provisions of the Code). To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such amounts are actually remitted to the appropriate Governmental Entity. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the dividend or distribution or other consideration otherwise payable to the holder, the Corporation, Callco, Starton Holdings and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the dividend, distribution or other consideration as is necessary to provide sufficient funds to the Corporation, Callco, Starton Holdings or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and the Corporation, Callco, Starton Holdings or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

Article 14
NOTICES

14.1	Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2	Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3	Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

14.4	If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

Article 15
DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES; DELIVERY OF FORMS

15.1	The Corporation shall be entitled to require any holder of an Exchangeable Share or any Person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share, in each case as would be required under the articles of Starton Holdings or any laws or regulations, or pursuant to the rules of any regulatory authority, of Canada or the United States if the Exchangeable Shares were Starton Holdings Shares.

15.2	The Corporation shall be entitled to require any holder of an Exchangeable Share to deliver to the Corporation an Internal Revenue Service Form W-8BEN (or other applicable W-8 form), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Holder claiming eligibility for a reduced rate of or exemption from withholding on dividends under the income tax treaty between the United States and Canada, or any successor treaty.

Article 16
NO FRACTIONAL SHARES

16.1	A holder of an Exchangeable Share shall not be entitled to any fraction of a Starton Holdings Share upon the exchange or purchase of such holder’s Exchangeable Shares pursuant to Articles 5, 6 and 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation or Callco as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

Article 17
STAMP TAX

17.1	Notwithstanding any other provision herein, holders of Exchangeable Shares or Persons to whom Exchangeable Shares are issued or transferred (in each case other than the Transfer Agent or the chartered bank or trust company selected by the Corporation to hold some or all of the Liquidation Amount or Redemption Price in accordance with Section 5 or 7, respectively (the “Depositary”)) shall be responsible for any and all Stamp Taxes payable in connection with the transfer or issuance of such shares. In no event, will Starton Holdings, Callco, the Corporation or any of their respective affiliates, the Transfer Agent or the Depositary be responsible for any such Stamp Taxes and Starton Holdings, Callco, the Corporation or any of their respective affiliates, the Transfer Agent and/or the Depositary shall make such regulations and arrangements as are necessary to ensure that such holders, such transferees and such Persons pay all such applicable Stamp Taxes.

i)
RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To: Starton Exchangeco Inc. (the “Corporation”) and Starton Callco ULC (“Callco”)

This notice is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

☐	all share(s) represented by this certificate; or

☐	only __________ share(s) represented by this certificate.

The undersigned hereby notifies the Corporation that the Retraction Date shall be _____________.

NOTE:	The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Article 6 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date. Unless the Retraction Request is revoked, the deemed offer to sell the Retracted Shares to Callco cannot be revoked.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require Starton Holdings (or Callco, if Starton Holdings so designates) to purchase all outstanding Exchangeable Shares.

The undersigned hereby represents and warrants to Callco and the Corporation that the undersigned:

☐	is

(select one)

☐	is not

a non-resident of Canada for purposes of the Income Tax Act (Canada).

THE UNDERSIGNED ACKNOWLEDGES THAT, IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, DEDUCTION AND WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby certifies that it is not in the United States of America, its territories or possessions, any State of the United States or the District of Columbia, unless it is a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States.

The undersigned, hereby represents and warrants to Callco and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐	Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:	This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:______________________

Name of Person in Whose Name Securities or Cheque(s)

Are to be Registered, Issued or Delivered (please print):_____________________________________________________

Street Address or P.O. Box:___________________________________________________________________________

Signature of Shareholder:____________________________________________________________________________

City, Province and Postal Code:_______________________________________________________________________

Signature Guaranteed by:____________________________________________________________________________

NOTE:	If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears, on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).